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                                                                    Exhibit 23.3


                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated August 22, 1997, with respect to the consolidated financial statements of Continental Circuits Corp. included in the Registration Statement (Form S-4) and related Prospectus of Hadco Corporation for the registration of $200,000,000 of Senior Subordinated Notes due 2008.


                                        /s/ Ernst & Young LLP
                                        ---------------------------------
                                        ERNST & YOUNG LLP


Phoenix, Arizona
August 18, 1998